                                                                   EXHIBIT 10.35


                   SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT
                                     BETWEEN
                                INTEL CORPORATION
                                       AND
                       ENLIGHTEN SOFTWARE SOLUTIONS, INC.

                                  EFFECTIVE DATE: 10/21/99
                                  AGREEMENT No.: 1308605



Parties:

Intel Corporation (including all majority owned subsidiaries and affiliates, hereinafter "Intel")
2200 Mission College Blvd.
Santa Clara, CA  95052

Licensor (hereinafter "Enlighten")

Enlighten Software Solutions, Inc.
999 Baker Way, 5th Floor
San Mateo, CA   94402


This Software Development And License Agreement ("Agreement") sets forth the terms under which Enlighten agrees to develop, license and deliver the Licensed Software to Intel in accordance with the provisions contained in the following exhibits which are included in and made a part of this Agreement. Enlighten and Intel are each referred to in the Agreement as a "Party," and collectively as the "Parties:

                Exhibit "A" - General Terms and Conditions
                Exhibit "B" - Licensed Software Descriptions and Specifications Exhibit "C" - Compensation Provisions
                Exhibit "D" - Maintenance and Support Obligations
                Exhibit "E" - Certificate of Originality
                Exhibit "F" - Statement of Work
                Exhibit "G" - Corporate Non-Disclosure Agreement
                Exhibit "H" - Source Code Provisions



AGREED


INTEL CORPORATION                            ENLIGHTEN SOFTWARE SOLUTIONS, INC.



/s/ Ed Ekstrom                               /s/ Bill Bradley
-------------------------------              ----------------------------------
Signature                                    Signature


Ed Ekstrom                                   Bill Bradley
-------------------------------              ----------------------------------
Printed Name                                 Printed Name


CPG Vice President,
SMD General Manager                          President
-------------------------------              ----------------------------------
Title                                        Title


10/21/99                                     10/21/99
-------------------------------              ----------------------------------
Date                                         Date



                         INTEL / ENLIGHTEN CONFIDENTIAL
                                     Page 1

                                   EXHIBIT "A"

                          GENERAL TERMS AND CONDITIONS



1.      DEFINITIONS

1.1     General Definitions.

        (a) "DERIVATIVE WORKS" means, for purposes of this Agreement, any work that would be deemed a Derivative Work under the Copyright Act, Title 17 of the U.S. Code and any analogous provisions under applicable patent or trade secret law.

        (b) "DEVELOPMENT TOOLS" means those Enlighten proprietary software development tools licensed to Intel by Enlighten to facilitate the integration, modification, and support of the Licensed Software. Development Tools are set forth in Exhibit B.

        (c) "DISTRIBUTORS" means Intel's resellers, distributors, original equipment manufacturers ("OEMs"), value-added resellers ("VARs"), system integrators, dealers, agents, and subdistributors.

        (d) "END-USER DOCUMENTATION" shall mean any end user installation and user guides, manuals, and other technical information in printed and machine-readable form that is normally provided by Enlighten to end users of the Licensed Deliverables. End User Documentation specifically excludes Technical Documentation.

        (e) "FIRST CUSTOMER SHIPMENT" means the date of first commercial shipment by Intel of the Integrated Intel Product to a Distributor or end user.

        (f) "ENLIGHTEN INTELLECTUAL PROPERTY RIGHTS" means Enlighten's rights (including under licenses from third parties), now or hereafter existing, in any (i) patents and patent applications,
                (ii) copyrights in the Licensed Products, and (iii) trade secrets in or necessary to the Licensed Deliverables.

        (g) "INTEGRATED INTEL PRODUCT(S)" means the Intel Product(s) into which the Licensed Deliverables are integrated in accordance with this Agreement. The initial Intel Product(s) to include the Licensed Deliverables shall be the Linux version of Intel's LANDesk(R) Server Manager product as created under Exhibit F
                (SOW). Upon Intel's request, the Parties may mutually agree to add additional Intel Integrated Products to this Agreement subject to mutual written agreement by the Parties as to an applicable SOW and the applicable royalties for such additional Intel Integrated Product(s).

        (h) "INTEL ENABLING TECHNOLOGY" means the Intel proprietary technology as defined and set forth in Exhibit A, which will be used, modified and/or integrated by Enlighten with the Licensed Deliverables (or portions thereof) in developing the Intel Integrated Product as set forth in Exhibit F (SOW).

        (i) "INTEL INTELLECTUAL PROPERTY RIGHTS" means Intel's rights (including under licenses from third parties), now or hereafter existing, in any (i) patents and patent applications, (ii) copyrights in the Intel Enabling Technology, and (iii) trade secrets in or necessary to the Intel Enabling Technology.

        (j) "INTEL PRODUCTS" means any or all current and future Intel products and/or services that are developed, provided, rendered, manufactured, marketed, distributed, licensed, or sold by or for Intel and/or its Distributors.



                         INTEL / ENLIGHTEN CONFIDENTIAL
                                     Page 2

        (k) "INTEL UNIQUE TECHNOLOGY" means that subset of the Licensed Deliverables to be developed by Enlighten pursuant to Exhibit F
                (SOW) which consists of technology that is unique to the Intel environment. Intel shall receive an exclusive license, including Licensed Software Source Code rights, to Intel Unique Technology.

        (l) "LICENSED DELIVERABLES" means the Licensed Software, Development Tools, Intel Unique Technology, Technical Documentation, End User Documentation and all other deliverables set forth in Exhibit B that Enlighten develops, delivers and licenses to Intel under this Agreement for the fees paid in accordance with Exhibit C.

        (m) "LICENSED SOFTWARE" means Enlighten's current software programs and technology, including all component parts thereof, and Update(s) thereto provided to Intel by Enlighten in Object Code form, which are included with the Licensed Deliverables as described in Exhibit B.

        (n) "NET REVENUES" means the amount Intel receives from sales of any Integrated Intel Product, less any returns, discount allowances, third party sales commissions, duties, taxes, freight and/or insurance, if any, irrespective of how such Intel Integrated Product is distributed (e.g. - initial sale, product upgrade, software maintenance agreement, maintenance renewal agreement, etc.). For purposes of this Net Revenue definition, sales of Intel Integrated Products shall also include any amounts received by Intel for distribution of the Intel Integrated Product to Intel Product customers when bundled by Intel with other Intel Products and/or third party offerings as set forth in Exhibit C. Amounts received by a Party as deposits or advances will not be deemed to have been received until recognition of the revenue of the product to the party making the deposits or advances have been made against such deposits or advances. In determining amounts due in situations where Intel receives a partial payment covering multiple Intel Products, such partial payments will be prorated over all Intel Products included in the invoice and the prorated portion attributable to the Intel Integrated Product(s) will be included in Net Revenue definition as defined above. Amounts received by the party in foreign currencies will be deemed converted into United States Dollars at the average exchange rates used by the party in its financial statements for the month of receipt.


        (o) "OBJECT CODE" means software, including all computer programming code in binary form, that is directly executable by a computer after suitable processing but without the intervening steps of compilation or assembly, and all help, message, overlay files, whether in electronic or hard copy form.

        (p) "SOURCE CODE" means the software code from which Object Code is compiled. Source Code includes the commented software source code and design documentation for the relevant software, machine readable form, that are used to develop or test the software. Source Code includes, for example, relevant electronically readable source documentation, design documents, data models, help materials, tutorial programs necessary to compile the Source Code into executable, fully-functioning Object Code.

        (q) "TECHNICAL DOCUMENTATION" means any engineering and interface documentation in connection with the Source Code for Licensed Deliverables and includes, without limitation, the Licensed Deliverables identified in Exhibit B as the High Level Architectural Specification and the Low Level Design Specification for the Enlighten Event Router and the Management Directory Plug-In. Any delivery of Source Code must be accompanied by Technical Documentation sufficient to enable compilation of the Source Code into Object Code.

        (r) "UPDATE" means any Major, Minor Releases, and Incremental Releases as provided under the Enterprise Support Exhibit D provided under this Agreement.


                         INTEL / ENLIGHTEN CONFIDENTIAL
                                     Page 3

2.      LICENSE GRANTS:

2.1 Licensed Software Object Code: Subject to the terms and conditions of this Agreement, Enlighten hereby grants to Intel a non-exclusive, world-wide, royalty-bearing, irrevocable (except for material breach) and assignable license under Enlighten's Intellectual Property Rights to, use, copy, modify, perform and display the Licensed Software in Object Code form and to create Derivative Works therewith in the form of Integrated Intel Products and to distribute and sell access to the resulting Integrated Intel Product, either directly or indirectly through Intel's Distributors. Notwithstanding the foregoing, the license for Intel Unique Technology shall be exclusive to Intel. Additionally, Intel shall be accorded the royalty free right and interest in all of the aforementioned license rights to include and distribute those portions of the Licensed Deliverables with the console of Intel's LANDesk Management Suite product as further set forth in Exhibit B; notwithstanding the foregoing, and for the avoidance of any doubt, the foregoing sentence shall not affect the payment of applicable royalties as specified under Exhibit C

2.2 Development Tools Object Code: Enlighten hereby grants to Intel a non-exclusive, world-wide, irrevocable (except for material breach) and assignable, internal license under Enlighten's Intellectual Property Rights to use, copy (up to the number of Licenses purchased from Enlighten), perform and display the Development Tools in Object Code form for the purpose of developing and integrating the Licensed Software with the Intel Product(s) listed in Section 1 (g) above, to form and support Derivative Works in the form of Integrated Intel Products.

2.3 End User Documentation: Subject to the terms and conditions of this Agreement, Enlighten hereby grants to Intel a royalty free, non-exclusive, irrevocable (except for material breach) assignable, worldwide license, under Enlighten's Intellectual Property rights for any works of authorship embodied in the End User Documentation to (a) copy and modify the Documentation for the purpose of creating Documentation for the Integrated Intel Products; (b) have the End User Documentation copied and modified for the purpose of creating Documentation for the Integrated Intel Products; (c) incorporate the whole or parts of the End User Documentation into other similar materials prepared by or for Intel for the purpose of creating Documentation for the Integrated Intel Products; and (d) distribute the End User Documentation and copies thereof, in whole or in part, by any means now known or developed in the future.

2.4 Technical Documentation: Subject to the terms and conditions of this Agreement, Enlighten hereby grants to Intel a non-exclusive, assignable, world-wide, irrevocable, non-royalty bearing, internal license under Enlighten's Intellectual Property Rights to make, use, copy, modify, perform and display the Technical Documentation and Derivative Works therefrom.

2.5 Licensed Software Source Code: Subject to Terms and Conditions of this Agreement, and more specifically Section 8.3 (c) and provided that a triggering condition as set forth in Exhibit H has occurred, Enlighten hereby grants to Intel a non-exclusive, world-wide, irrevocable, non-royalty bearing, non-transferable, license under Enlighten's Intellectual Property Rights to, use, copy, modify, perform and display the Licensed Software in Source Code to support the pre-existing Integrated Intel Product. Notwithstanding the foregoing, Intel shall be provided such Source Code license rights for all Intel Unique Technology regardless of whether a triggering condition has occurred with the additional provisions that such Source Code license to Intel Unique Technology shall be exclusive to and transferable by Intel.

2.6 Intel Enabling Technology: Intel hereby grants to Enlighten a non-exclusive, world-wide, irrevocable (except for material breach) internal license under Intel's Intellectual Property Rights to use, copy, modify, perform and display the Intel Enabling Technology and Technical Documentation for the sole and exclusive purpose of developing the Intel Integrated Product pursuant to Exhibit F (SOW).


                         INTEL / ENLIGHTEN CONFIDENTIAL
                                     Page 4

3.      OWNERSHIP

3.1 Ownership of the Licensed Deliverables: Subject to the licenses granted to Intel pursuant to this Agreement, all rights, title and interest in and to the Licensed Deliverables, are and shall at all times remain Enlighten's or Enlighten's supplier's sole and exclusive property.

3.2 Ownership of Derivative Works: Subject to the licenses granted to each party by the other party pursuant to this Agreement, all rights, title and interest in and to any material contributed by or for a Party in the creation of Derivative Works under this Agreement, shall at all times remain with such Party and/or its suppliers, subject to the other Party's ownership interests in the original preexisting work. Notwithstanding the foregoing, all Derivative Works of the Intel Unique Technology created by or for Enlighten shall be the sole and exclusive property of Intel and Enlighten shall assign to Intel all Enlighten Intellectual Property Rights in such Intel Software Derivative Works necessary to perfect Intel's ownership interest therein.

3.3 Ownership of Intel Enabling Technology: Subject to the licenses granted to Enlighten pursuant to this Agreement, all rights, title and interest in and to the Intel Enabling Technology shall at all times remain the sole and exclusive property of Intel or Intel's suppliers.

3.4 Ownership of Licensed Software: Licensed Software delivered to either party in Object Code form may not be reverse compiled, reverse assembled, reverse engineered, used, executed, copied, or modified except as stated in this Agreement. Each party must abide by all proprietary rights on the Object Code software and its related documentation.

4.      COMPENSATION

        Intel will compensate Enlighten according to the Compensation Provisions set forth in Exhibit C.

5.      MAINTENANCE AND SUPPORT OBLIGATION

        Enlighten will provide engineering support and maintain and support the Licensed Software and all Updates according to the provisions and period set forth in Exhibit D.

6.      WARRANTIES:

6.1 Enlighten makes the following representations and warranties to Intel in connection with the Licensed Software:

        (a) The Licensed Software will perform in substantial conformance with the specifications set forth in Exhibit B (the "Specification") and any applicable Statement of Work ("SOW") and that the Licensed Software does not contain errors that prohibit its operation in material conformance therewith. If the Licensed Software fails to conform to either the Specification or any applicable Statement of Work upon delivery to Intel and testing by Intel, Enlighten agrees to use reasonable efforts to modify the Licensed Software to conform therewith, in a timely manner, in accordance with Section 5 of this Agreement.

        (b) To the best of Enlighten's knowledge, the Licensed Software does not contain any viruses at the time of delivery to Intel.

        (c) Enlighten has the right to license the Licensed Deliverables to Intel free of any claims, liens or conflicting rights in favor of any third party. Enlighten further represents and warrants that none of the Licensed Deliverables are designated by Enlighten or its third party licensors as Open Source or are otherwise subject to the General Public License or analogous license agreements used to make the Licensed Deliverables or Derivative Works thereof available as Open Source.



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        (d)     Enlighten has no reason to believe that the Licensed
                Deliverables violates any intellectual property right of any third party. Enlighten will complete and provide to Intel Exhibit E and Enlighten represents that all such information provided to Intel is true and complete in all respects.

        (e) Enlighten warrants that the Licensed Software when used in accordance with their associated documentation, shall be Year 2000 Capable. "Year 2000 Capable" shall mean that the Licensed Software is capable of correctly processing, providing and/or receiving data within and between the 20th and 21st centuries, provided that all other products (for example, hardware, software, firmware, and/or user data) used with the Licensed Software properly exchange accurate date data with it. The foregoing statement shall not apply to a prior version of a Licensed Software if a more recent version of such Licensed Software is Year 2000 Capable. In the event that a Licensed Software is not Year 2000 Capable as specified above, Intel's sole remedy shall be for Enlighten to repair or replace the Licensed Software, or if neither of the foregoing is commercially practical, refund the amounts received by Enlighten from Intel for the affected Licensed Software.

        (f) EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH ABOVE, THE LICENSED SOFTWARE AND THE ACCOMPANYING WRITTEN MATERIALS ARE PROVIDED "AS IS" WITHOUT EXPRESS OR IMPLIED WARRANTY OF ANY KIND. ENLIGHTEN FURTHER DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ENLIGHTEN DOES NOT WARRANT THAT THE LICENSED SOFTWARE WILL BE ERROR FREE OR WILL OPERATE WITHOUT INTERRUPTION.

7.      INTELLECTUAL PROPERTY INDEMNIFICATION

        [___]

8.      TERM AND TERMINATION

8.1 Term: The term of this Agreement shall be Three (3) years beginning on the Effective Date, which term shall be automatically renewed at the end of such initial term on the anniversary date of the Effective Date for additional one (1) year renewal terms, unless terminated by either Party in writing at least ninety days (90) before any renewal date. Any reference to the "Agreement Term" in the Agreement shall be deemed to include any applicable annual renewal term following the initial three-year term.

8.2     Termination:

        (a) Either Party shall have the right to terminate this Agreement should the other Party materially default in the performance of any of its obligations if, within thirty (30) days after written notice, the defaulting Party has failed to cure the default.

        (b) In the event that this Agreement is terminated due to Enlighten's material breach, Enlighten agrees that Intel shall have the right to continue to use the Licensed Deliverables, and Trademarks in accordance with the terms set forth in this Agreement for the shorter of: (i) such time that Intel is able to find and design-in an alternative product containing substantially the same functionality as that supplied by Enlighten hereunder, or (ii) nine (9) months.

        (c) After initial acceptance, in the event that, in Intel's sole discretion, the Licensed Software fails to meet Intel's product requirements for the Intel Integrated Product(s) at any time during the Agreement Term, Intel may, upon One Hundred Eighty
                (180) days prior written



                         INTEL / ENLIGHTEN CONFIDENTIAL
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

                notice to Enlighten, terminate this Agreement. In the event of such termination by Intel, Intel shall forfeit any payments made to Enlighten as of the date of the notice.


8.3 Effects of Termination or Expiration: In the event of termination or the expiration of this Agreement, the following provisions will apply:

        (a) Post-termination Support: If this Agreement is terminated for any reason, Enlighten shall continue to provide Support to Intel's Customer Support personnel as set forth in Exhibit D during such time as Intel is allowed to clear its channel of any remaining inventory as set forth in provision (d) below, and provided that Intel continues to remit payment to Enlighten for such Support in the form of royalties as defined in this Agreement.

        (b) Return of Intel Enabling Technology: In the event of expiration or termination of this Agreement for any reason, Enlighten shall promptly return or destroy, at Intel's option, all copies of the Intel Enabling Technology, regardless of form and certify to Intel in writing of the compliance with such return or destruction.

        (c) Source Code Access Upon Termination: In the event of termination due to any condition set forth in Exhibit H which would trigger Intel's rights to access and use the Source Code pursuant to the Source Code Provisions set forth in Exhibit H, Intel shall receive the Source Code license set forth in Section 2.5.

        (d) Other Survival Provisions: The pertinent provisions governing Survival in Section 8.4 below will also survive.

        (e) Licenses: If this Agreement expires or is terminated for any reason other than as set forth in Section 8.2 (c) above, Intel will receive a sell-through period of [___] from the date of expiration or termination during which it may continue to exercise its license rights under Section 2 above subject to Intel's payment of applicable royalties. In addition, any and all licenses granted to end-users as of the date of any expiration or termination shall survive.

8.4 The following provisions shall survive any expiration or termination of this Agreement: 1. Definitions; 2. License Grants (but only for a period of 18 months following any Agreement expiration or termination) 3. Ownership; 4. Compensation (but only to the extent that such compensation terms would normally apply to other surviving Agreement provisions (e.g. - License Grants), 5. Maintenance and Support Obligations, 7. Intellectual Property Indemnification; 9. Confidentiality and Non-disclosure, and 10. General Provisions. Additionally, Intel shall have the right to possess and use a reasonable number of archive copies of the Licensed Deliverables for the sole purpose of providing end user customer support and maintenance for the Intel Integrated Product(s) following any expiration or termination of the Agreement.

9.      CONFIDENTIALITY AND NON-DISCLOSURE

9.1 CONFIDENTIALITY GENERALLY: The existence, terms, and conditions of this Agreement and either party's Source Code are confidential and neither Party may make any disclosures regarding this Agreement without the express prior written consent of the other, with the following exceptions:

        a. subject to (b) below, as otherwise may be required by law or legal process, to legal and financial advisors in their capacity of advising a Party in such matters; or

        b. during the course of litigation so long as the disclosure of such terms and conditions are restricted in the same manner as is the confidential information of other litigating Parties and so long as (i) the restrictions are embodied in a court-entered Protective Order and (ii) the disclosing Party informs the other Party in writing in advance of the disclosure; or



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        c.      in confidence to its legal counsel, accountants, banks and financing sources and their advisors solely in connection with complying with financial transactions or to procure financing from prospective investors.

        To the extent that this Agreement must be filed with any government regulatory agency, both parties will use reasonable efforts to maintain the terms of confidentiality as set forth herein, including, but not limited to, redacting the Agreement such that only those portions mandated by the government agency are disclosed and obtaining the non-disclosing Party's review and input prior to any such filing.

9.2 CONFIDENTIAL INFORMATION: Disclosures of confidential and proprietary information by either Party to the other Party shall be governed by the Intel Corporate Non-disclosure Agreement ("CNDA") number 5035068, and related Confidential Information Transmittal Records ("CITR(s)") or other appropriate written non-disclosure agreements as may be mutually agreed to and executed by the Parties. Attached as Exhibit G is the aforementioned CNDA.

10.     LIMITATION OF LIABILITY

        [___]

11.     GENERAL PROVISIONS

11.1 Assignment. Except for the assignment of the Agreement by Enlighten pursuant to the sale or transfer of all or substantially all of Enlighten's assets, Enlighten may not assign this Agreement or any obligations, rights, or benefits hereunder without the express written consent of Intel which shall not be unreasonably withheld. Intel, following acceptance of the Licensed Deliverables, at its sole discretion, may assign this Agreement or any obligations, rights, or benefits hereunder without the consent of Enlighten provided that Intel has fully paid up all existing monetary obligations which are due and owing to Enlighten pursuant to Exhibit C of this Agreement as of the date of any such assignment.

11.2 Compliance with Laws. Notwithstanding anything contained in this Agreement to the contrary, the obligations of the Parties shall be subject to all laws, present and future, of any government having jurisdiction over the Parties, and to orders, regulations, directions or requests of any such government.

11.3 Dispute Resolution. All disputes arising directly under the express terms of this Agreement or the grounds for termination thereof shall be resolved as follows: The senior management of both Parties shall meet to attempt to resolve such disputes. If the senior management cannot resolve the disputes, either Party may make a written demand for formal dispute resolution and specify therein the scope of the dispute. Within thirty days after such written notification, the Parties agree to meet for one day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one-day mediation, either Party may begin litigation proceedings.

11.4 Export. In the event product is exported from the United States or exported/re-exported from a foreign destination by either Party, such exporting Party shall ensure that the distribution and export/re-export of product is in compliance with all laws, regulations, orders, or other restrictions of the U.S. Export Administration Regulations. As of the Effective Date of this Agreement, Enlighten represents and warrants that, to the best of its knowledge, the Licensed Deliverables, alone and not in combination with any other technology or product, do not require any special export licenses or other U.S. Government regulatory approvals prior to export from the United States.

11.5 Force Majeure. Neither Party shall be responsible for its failure to perform due to causes beyond its reasonable control such as acts of God, fire, theft, war, riot, embargoes, or acts of civil or



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



        military authorities. If delivery or services are to be delayed by such contingencies, Enlighten shall immediately notify Intel in writing, and Intel may, at its option, either (i) extend time of performance or (ii) terminate the uncompleted portion of the order at no cost to Intel.

11.6 Governing Law. Any claim arising under or relating to this Agreement shall be governed by the internal substantive laws of the State of Delaware or federal courts located in Delaware, without regard to principles of conflict of laws. Jurisdiction. Each Party hereby agrees to jurisdiction and venue in the courts of the State of California for all disputes and litigation arising under or relating to this Agreement.

11.7 Independent Development. This Agreement does not preclude Intel or Enlighten from evaluating, acquiring from third parties not a party to this Agreement, independently developing or marketing similar technologies or products, or making and entering into similar arrangements with other companies. Neither Party is obligated by this Agreement to make such products or technologies available to the other.

11.8 Notice. All notices required or permitted to be given hereunder shall be in writing, shall make reference to this Agreement, and shall be delivered by hand, or dispatched by prepaid air courier or by registered or certified airmail, postage prepaid, addressed as follows:

        Notices to Intel:                           Notices to Enlighten:
        Intel Corporation                           Enlighten Corporation
        Attn: General Counsel                       ---------------------------
        2200 Mission College Blvd.                  999 Baker Way, 5th Floor
        Santa Clara, CA  95052                      ---------------------------
                                                    San Mateo, CA    94402
                                                    ---------------------------
                                                    Attn: Mr. Bill Bradley
                                                    ---------------------------

        With copies to:

        Intel Corporation
        Attn: Legal Dept.
        734 E. Utah Valley Drive
        American Fork, UT   84003

        Intel Corporation
        Attn: Post Contract Management, MS JF3-149
        2111 N.E. 25th
        Hillsboro, OR  97124

        Such notices shall be deemed served when received by addressee or, if delivery is not accomplished by reason of some fault of the addressee, when tendered for delivery. Either Party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such Party at such changed address.

11.9 Relationship of Parties. The Parties hereto are independent contractors. Neither Party has any express or implied right or authority to assume or create any obligations on behalf of the other or to bind the other to any contract, agreement or undertaking with any third party. Nothing in this Agreement shall be construed to create a partnership, joint venture, employment or agency relationship between Enlighten and Intel.

11.10 Remedies. Except as set forth in Section 7.3 and 10, then (i) the remedies set forth in this Agreement are in addition to those available to either Party at law or in equity, and (ii) all rights and remedies, legal or equitable, whether conferred hereunder, or by any other instrument or law will be cumulative and may be exercised singularly or concurrently.



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11.11   Residuals. Notwithstanding anything herein to the contrary, either Party may use Residuals for any purpose, including use in the development, manufacture, promotion, sale and maintenance of its products and services; provided that this right to Residuals does not represent a license under any patents or copyrights of the disclosing Party. The term "Residuals" means information of a general nature, such as general knowledge, ideas, concepts, know-how, professional skills, work experience or techniques (not specifics such as exact implementations) that is retained in the unaided memories of the receiving Party's employees who have had access to the disclosing Party's information pursuant to the terms of this Agreement. An employee's memory is unaided if the employee has not intentionally memorized the information for the purpose of retaining and subsequently using or disclosing it.

11.12 Severability. The terms and conditions stated herein are declared to be severable. If any paragraph, provision, or clause in this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the remainder of this Agreement shall be valid and enforceable and the Parties shall use good faith to negotiate a substitute, valid and enforceable provision which most nearly effects the Parties' intent in entering into this Agreement.

11.13 Waiver. Failure by either Party to enforce any term of this Agreement shall not be deemed a waiver of future enforcement of that or any other term in this Agreement or any other agreement that may be in place between the Parties.

11.14 Entire Agreement. The terms and conditions of this Agreement, including its exhibits, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and merges and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions. Neither of the Parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. No oral explanation or oral information by either Party hereto shall alter the meaning or interpretation of this Agreement. No amendments or modifications shall be effective unless in a writing signed by authorized representatives of both Parties. These terms and conditions will prevail notwithstanding any different, conflicting or additional terms and conditions which may appear on any purchase order, acknowledgment or other writing not expressly incorporated into this Agreement. In the event of any conflict between the terms and conditions set forth in this Exhibit A and any other Exhibit of this Agreement, the Exhibit A terms and conditions shall govern, unless the other Exhibit expressly states that it governs. This Agreement may be executed in two (2) or more counterparts, all of which, taken together, shall be regarded as one and the same instrument.




                         INTEL / ENLIGHTEN CONFIDENTIAL

                                   EXHIBIT "B"
                LICENSED SOFTWARE DESCRIPTION AND SPECIFICATIONS



DESCRIPTION OF LICENSED DELIVERABLES


The following table lists the deliverables classified as Licensed Deliverables. The relevant sections of Exhibit F (SOW) and the applicable sections of the License Grant are also shown.


        [___]


        INTEL UNIQUE TECHNOLOGY


        The following table lists the deliverables classified as Intel Unique Technology. The relevant sections of Exhibit F (SOW) and the applicable sections of the License Grant are also shown.


        [___]



DESCRIPTION OF DEVELOPMENT TOOLS PROGRAM

The development tools required to build the developed source code are a combination of commercially available tools and Enlighten proprietary tools. The commercially available tools are:

GNU C Compiler (gcc)
GNU C++ Compiler (g++)
GNU C/C++ Object Module Linker
Microsoft Visual C++ Compiler
GNU make (gmake)

The Enlighten proprietary tools are:

EMK Make - Enlighten's Proprietary build system

DESCRIPTION OF INTEL ENABLING TECHNOLOGY


The following table lists the deliverables classified as Intel Enabling Technology. The relevant sections of Exhibit F (SOW) and the applicable sections of the License Grant are also shown.



                         INTEL / ENLIGHTEN CONFIDENTIAL

        [___]


SPECIFICATIONS

The Licensed Deliverables will meet the specifications set forth in the then current Enlighten data sheet for respective Licensed Deliverable as augmented by any applicable specifications set forth in any Statement of Work agreed upon by the parties under the provisions of this Agreement. Such data sheets and Statements of Work are made part of this Agreement by this reference.





                         INTEL / ENLIGHTEN CONFIDENTIAL

                                   EXHIBIT "C"

                       COMPENSATION AND PAYMENT PROVISIONS



Subject to Enlighten's compliance with the terms and conditions of this Agreement and in consideration for the rights and licenses granted by Enlighten and the obligations assumed hereunder, Intel will compensate Enlighten as follows:

1.0 INTEL INTEGRATED PRODUCT ROYALTIES: In connection with Intel's distribution of Intel Integrated Product, Intel will pay Enlighten a royalty based upon [___] pursuant to the following models. Each model is exclusive of the others, based upon the final Beta NRE payment made to Enlighten by Intel pursuant to Section 9 of this Exhibit C. In no case shall Royalties payable to Enlighten under any of the following Royalty models exceed [___] from the Intel Integrated Product:

        (a) Royalties on the [___] from the Intel Integrated Product(s) will be [___]. Thereafter and continuing for the lifespan of the Intel Integrated Product(s), the royalty shall be [___]. This Royalty model assumes Intel's full payment of the [___] Beta NRE payment without any penalty deductions.

        (b) In the event that the Beta NRE payment is decreased to [___] as provided in Section 9 (a) below, the royalty on the [___] from the Intel Integrated Product(s) will be [___]. Thereafter and continuing for the lifespan of the Intel Integrated Product(s), the royalty shall be [___].

        (c) In the event that the Beta NRE payment is decreased to [___] as provided in Section 9 (a) below, the royalty on the [___] from the Intel Integrated Product(s) will be [___]. Thereafter and continuing for the lifespan of the Intel Integrated Product(s), the royalty shall be [___].

        (d) If, in its sole discretion, Intel packages the Intel Integrated Product with other Intel Products or third-Party products or services, and that package is sold as an option, under a single price, to Intel Product customers, then the royalty for such Intel Integrated Product distribution as a component of an "option package" shall be negotiated by the Parties

        (e) Notwithstanding the provisions of any of the Royalty Models set forth above, for an Intel Product bundle consisting of the Intel Integrated Product with Intel's Remote Server Management card, the royalty rate shall be [___] by Intel from such bundle. [___]

2.0 QUARTERLY REPORTS AND PAYMENTS: During the Term of this Agreement, within fifteen (15) calendar days following the end of any calendar quarter during which Intel sells any Licensed Software in the form of an Integrated Intel Product, or such Licensed Software is credited for return, Intel shall provide a brief report ("Report") of such activity to Enlighten that lists the number of copies of the Licensed Software sold and the applicable royalty therefor, or, as the case may be, returned in that quarter, and the total amount of royalty owed to Enlighten or credited to Intel therefor. If any royalties are due Enlighten in such calendar quarter, Intel shall remit such payment to Enlighten with the corresponding report within forty-five (45) calendar days following the end of such calendar quarter. If any return credits accrue to Intel and if there are no payments against which such credits may be offset, such credits may be carried forward indefinitely by Intel in subsequent accounting periods. Returns: Intel shall be credited the full amount of any royalty accrued on any returned or destroyed copies of the Licensed Software that Intel, in its sole discretion, authorizes for such return or destruction.

3.0 ROYALTY FREE COPIES: Intel shall owe no royalty or other payment to Enlighten in connection with Licensed Software copies that are given to end-users as evaluation copies for a limited duration of time (not to exceed 90 calendar days) and/or for a limited purpose of use. In addition, Intel shall owe no royalty or other payment to Enlighten in connection with any Licensed Software copies used


                         INTEL / ENLIGHTEN CONFIDENTIAL
        internally for development or support or given to third Parties for the sole and exclusive purpose of testing, reviewing, or promoting Integrated Intel Products or for philanthropic or charitable reasons.

4.0 CONSULTING SERVICES: The rate for any consulting services provided by Enlighten to Intel pursuant to this Agreement and lasting less than thirty (30) consecutive calendar days shall be [___] per consultant per day plus reasonable travel and lodging expenses (per Intel's standard travel and lodging guidelines which shall be provided to Enlighten upon request). For consulting services on engineering projects/tasks lasting more than thirty (30) consecutive calendar days in duration, the rate shall be [___] per consultant per month, plus reasonable travel and lodging expenses (per Intel's standard travel and lodging guidelines which shall be provided to Enlighten upon request). Additionally, upon execution of this Agreement, Enlighten agrees, at Intel's option, to supply Intel with two (2) consultants for a period of up to six (6) months pursuant to a separate agreement between the Parties. Reasonable travel includes Enlighten employees returning to their homes once a week.

5.0 TRAINING: The rate for any training services provided by Enlighten to Intel pursuant to this Agreement shall be [___] per instructor per day for onsite training services, plus reasonable travel expenses (per Intel's standard travel and lodging guidelines which shall be provided to Enlighten upon request).

6.0 SUPPORT PENALTIES: Under the provisions of Exhibit D (provision A (2)), if during any quarter, any Support penalties are assessed by Intel, each such penalty shall result in a royalty reduction of that quarter's total royalties due from Intel by [___]. Such Support penalties are cumulative and remain in effect until resolved. Assessment of any Support penalties will not affect Intel's right to receive and Enlighten's obligation to provide continued Support and Updates as set forth in the Agreement.

7.0 MFC PRICE: Intel will receive price terms equal to or better than any such price terms offered to any Enlighten customer for substantially the same Enlighten products and/or the same services to the products and/or services being provided to Intel. In connection with this provision, Enlighten represents and warrants that Intel will receive Enlighten's Most Favored Customer Price for all services under such designation and if Intel has a reasonable cause to question such representation and warranty, Intel will have a limited audit right to require Enlighten to produce the applicable terms of such agreements with such other customers upon Intel's request.

8.0 NO OTHER COMPENSATION: Except as specifically set forth in this Exhibit, no other royalty, compensation, contingent payments or reimbursement will be due or payable to or on behalf of Enlighten from Intel in connection with any Enlighten Licensed Deliverable or Derivative Work therefrom or the distribution thereof, or for any Support, Update, NRE, or other services rendered hereunder.

9. INITIAL CUSTOM PRODUCT DEVELOPMENT AND INTEGRATION: Intel agrees to pay Enlighten the sum of [___] for the custom product development and integration work as set forth in the SOW. Payment shall be made [___] which shall be due and payable upon Intel's acceptance of the beta version of the Integrated Intel Product. Upon Intel's acceptance of the final version of the Intel Integrated Product, Intel shall make [___].

                (a) In the event that Enlighten's delivery of the beta version of the Intel Integrated Product is more than [___] days late as measured from the scheduled delivery date set forth in the SOW (Exhibit H), the [___] payment due Enlighten as set forth above shall be reduced [___]. In the event that such beta delivery is more than [___] days late, the [___] payment shall be further reduced [___]. Notwithstanding the foregoing, none of the foregoing penalties shall be applicable if the failure of Enlighten to meet the scheduled beta delivery date is directly attributable to Intel's failure to provide the necessary Intel technology to Enlighten. Below are listed the anticipated delivery dates for the respective Intel Enabling Technology:

                [___]



                         INTEL / ENLIGHTEN CONFIDENTIAL

                (b) If Enlighten's Beta Deliverables to Intel are delayed by Intel's failure to deliver the necessary integrating technology to Enlighten in accordance with the Intel delivery schedule as noted in Section 9(a) above, or if Intel is unable to test the Beta Deliverables for any reason, Intel shall not delay the acceptance of the Beta Deliverables or the [___]. In such case, Enlighten will notify Intel within five (5) working days if any late delivery by Intel will prevent Enlighten from meeting the Beta Deliverable date. Such notice shall clearly indicate which of the specific portions of the Beta Deliverables are affected by the late deliverable. Enlighten will use commercially reasonable best efforts to reduce the impact of any such late delivery by Intel, however, the entire Beta Deliverables will be deemed accepted based on the acceptance of the portions of the Beta Deliverables which are independent of the delayed portions of Intel's integrating technology.

10. INITIAL PRODUCT VALIDATION AND INTEGRATION: Enlighten shall provide Intel with engineering resources to complete the initial product validation and integration for the Integrated Intel Product(s) pursuant to the contracted support arrangements. Support prior to the Effective Date of this agreement shall be considered a cost of gaining Intel as a customer and no integration/validation payment will be made for the work done prior to the Effective Date of this agreement.




                         INTEL / ENLIGHTEN CONFIDENTIAL

                                   EXHIBIT "D"

                              SUPPORT REQUIREMENTS



        Support for Intel's product support team in issues relating to the Enlighten Licensed Deliverables incorporated into Intel Products:

1. Intel takes first-line end-user calls. If Intel is unable to solve a customer's problem, Enlighten will assist Intel by telephone. Such assistance will be available to Intel continuously, at no cost, during Enlighten's normal business hours. The escalation procedure for problems which Intel is unable to resolve is as set forth in provision "A" below.

        (A) Enlighten provides escalation path for Intel support technicians. Note that all time frames listed below assume that correction of the specified problem is possible within the allowed time frame. Enlighten commits to meeting these time frames. If a fix or workaround is not possible within the allowed time frame, subject to Intel's approval as to timing, Enlighten will work with Intel product support personnel to provide an estimate of the time required to correct the problem and will report regularly to Intel until corrective action is complete. Penalties will be assessed based on failure to meet initial response times and failure to show reasonable effort in correcting problems.

                (1)     Problem severity and expected response time:

                        (a) If a [___] occurs in the Enlighten Deliverable, Enlighten must respond within [___] with an acknowledgment of the error and provide a fix or workaround within [___] is one that results in a user-down situation causing disruption of an end-user's normal network.

                        (b) If an [___] occurs in the Enlighten Deliverable, Enlighten must respond within [___] with an acknowledgment of the error and provide a solution within [___] is one that degrades the basic services of the Intel product and for which no convenient workaround is available.

                        (c) If a [___] occurs in the Enlighten Deliverable, Enlighten must respond within [___] with an acknowledgment of the error and provide a solution within [___] is one that causes end-users to initiate complaints to Intel relating to incorrect or missing information.

                        (d) If a [___] occurs in or a [___] regarding an Enlighten Deliverable, Enlighten must respond within [___] with an acknowledgment of the [___] and will categorize it within [___].



                         INTEL / ENLIGHTEN CONFIDENTIAL

                        (e) The milestones below are based on the indicated working days after the problem is reported to Enlighten and all required supporting technical data has been supplied to Enlighten. For purposes of this provision, the required supporting technical data shall be deemed to consist of the following:

                                (i)     A description of the error;

                                (ii) How to reproduce the error. If the error consists of a documentation error, where the error may be found;

                                (iii) A description of what is believed the correct result should be; and,

                                (iv)    The severity classification of the
                                        problem discovered.


                [___]

                (2) Penalties: If Enlighten fails to meet any Support milestones as set forth in this Provision (A), Enlighten shall be penalized [___] of the quarterly royalties which would normally have been due from Intel during such quarter in which the failure to meet the support milestone occurs and the respective penalty becomes applicable. Penalties are per each unique technical incident and continue to be applicable from quarter to quarter until such time as Enlighten remedies the incident giving rise to the penalty.

2.      TERM OF SUPPORT OBLIGATIONS

        Enlighten agrees to perform the support obligations set forth herein for the term of the Agreement and for a period of [___] following any termination thereof as set forth in Exhibit A, Section 8.3 unless the term of this Exhibit "D' is otherwise extended by the Parties in writing.



3.      Future LICENSED SOFTWARE Requirements and Statements of Work:

        During the term of this Agreement, Intel and Enlighten mutually agree to meet on a periodic basis, but in no event less than semi annually, to share product directions/roadmaps for their respective products (i.e., the Licensed Software and Integrated Intel Product(s)), channels, market segments and marketing messaging to jointly assess where there may exist differences in either customer requirements and/or roadmap timelines, and to provide input to each other regarding development of each Party's roadmaps/timelines to more effectively align the Licensed Software with Intel's needs for Integrated Intel Product(s). For features and/or functionality which are required by Intel for Intel's Integrated Intel Products and which are not on Enlighten's roadmap for inclusion with the Licensed Software, at Intel's request, Enlighten and Intel shall mutually work to develop an appropriate SOW for the development and inclusion of such features and/or functionality in the Licensed Software. Engineering NRE rates for such SOWs shall be at the rates set forth in Exhibit C. If Enlighten and Intel are unable to agree on any significant aspect of a SOW (e.g., timeline, resources required, price) for any features/functionality required by Intel which is not on Enlighten's roadmap, such issues shall immediately be escalated to the Executive Contacts below for resolution. If the Executive Contacts are unable to reach



                         INTEL / ENLIGHTEN CONFIDENTIAL
        resolution, the matter may be further escalated. In the event that Intel requests Enlighten to pull in the availability/inclusion of a specific feature and/or functionality which is included on the Enlighten roadmap for the Licensed Software, the Parties shall, on a case by case basis, mutually agree upon an appropriate SOW, timeline, and NRE.


        Intel Executive Contact:                  Enlighten Executive Contact:


        --------------------------                ---------------------------
        Printed Name                              Printed Name

        --------------------------                ---------------------------
        Title                                     Title

        --------------------------                ---------------------------
        Phone                                     Phone

        --------------------------                ---------------------------
        Fax                                       Fax


4. ADDITIONAL ENGINEERING SUPPORT - Enlighten shall provide the following additional support to Intel during the Agreement term. Unless expressly specified otherwise, such support shall be at no additional cost to Intel beyond that specified in section 4.9:

        A.      Support for the Initial Integration of the Licensed Deliverables
                - Enlighten will provide Intel with all engineering support necessary to perform the initial integration of the Licensed Deliverables with the designated Intel Products as set forth in Exhibit F - Statement of Work.

        B.      Support for Integration of future Licensed Deliverables releases
                - Enlighten will provide Intel with engineering support to integrate all future Licensed Deliverable releases during the term of the Agreement and any renewal term thereof. Such future releases shall be provided on a timely basis, and shall be "integration enabled" to the same extent as the initial accepted Licensed Deliverables for the Integrated Intel Product provided pursuant to this Agreement and at or before such time that Enlighten makes such release generally available to its other customers.

        C. Timely notification of errors and provision of maintenance releases - Enlighten shall provide Intel with timely notifications of any errors, anomalies or other such irregularities with the Licensed Deliverables and will provide Intel with all maintenance releases no later than such maintenance releases are provided to Enlighten's other customers. If available, Enlighten will provide Intel with their "beta" maintenance releases to facilitate early issue identification and testing with the Integrated Intel Products.

5. TRAINING If requested by Intel, for each major release of the Licensed Deliverables, Enlighten shall provide Intel with up to one week of training to Intel at the rates set forth in Exhibit C. The parties shall mutually agree upon the timing and location of such training. At a minimum, all such training shall be provided in a timeframe that will support Intel's release of Intel Integrated Products or any Updates thereto.

6. BETA DELIVERABLE ACCEPTANCE PROCESS - Unless otherwise specified in any applicable Statement of Work, the following shall constitute the Acceptance Process for any release of Beta Deliverables. The Parties agree to jointly meet and collaborate on activities and processes which will expedite the development and delivery of the Beta Deliverables so as to meet the dates set forth in the Statement of Work. The provisions governing Intel's Acceptance are as follows:

        A. Initial Intel Response: On delivery by Enlighten of the Beta Deliverable, Intel has [___] in which to reject or accept the Enlighten Beta Deliverable. During this period, Intel, if desired, will evaluate the Enlighten Beta Deliverable and test it against the relevant Statement of Work, warranty or specifications, if any. Any testing or acceptance of a Enlighten Beta Deliverable by Intel, however, shall not



                         INTEL / ENLIGHTEN CONFIDENTIAL
                constitute a waiver of any right should Intel later discover any defect, variation, nonconformity or breach with respect to such Enlighten Beta Deliverable, and neither shall any testing or acceptance by Intel prejudice any other Intel right or Enlighten obligation hereunder, including those under indemnification as discussed in Exhibit A, Section 7.

        B. Initial Acceptance: If Intel accepts the Enlighten Beta Deliverable, it will promptly notify Enlighten of its acceptance. If Intel fails to accept or reject the Enlighten Beta Deliverable within [___], the Enlighten Beta Deliverable is deemed accepted.

        C. Initial Rejection: If Intel, for any reason, rejects any Enlighten Beta Deliverable, its rejection must be in writing and must specify the nature of the defect.


        D. Acceptance Criteria: In order to qualify for acceptance, Enlighten must provide the Beta Deliverables according to the criteria defined below and any other requirements contained in SOW.


                1.      No known Critical problems remain unresolved;

                2. A list of any known Important, Minor or Discretionary problems with an action plan in place to resolve them; and

                3. The Deliverable is demonstrated to Intel representatives to illustrate that it meets a satisfactory level of functionality per the SOW.

                4. If Enlighten's Beta Deliverables to Intel are delayed by Intel's failure to deliver the necessary integrating technology to Enlighten in accordance with the Intel delivery schedule as noted in Exhibit C, Section 9(a), or if Intel is unable to test the Beta Deliverables for any reason, Intel shall not delay the acceptance of the Beta Deliverables or [___]. In such case, Enlighten will notify Intel within [___] if any late delivery by Intel will prevent Enlighten from meeting the Beta Deliverable date. Such notice shall clearly indicate which of the the specific portions of the Beta Deliverables are affected by the late deliverable. Enlighten will use commercially reasonable best efforts to reduce the impact of any such late delivery by Intel, however, the entire Beta Deliverables will be deemed accepted based on the acceptance of the portions of the Beta Deliverables which are independent of the delayed portions of Intel's integrating technology.

7. LICENSED DELIVERABLES ACCEPTANCE PROCESS - Unless otherwise specified in any applicable Statement of Work, the following shall constitute the Acceptance Process for any release of the Licensed Deliverables by Intel. The Parties agree that Intel's acceptance of the Enlighten Deliverables is a material condition precedent to Intel's obligations under this Agreement. The provisions governing Intel's Acceptance are as follows:

        A. Initial Intel Response: On receipt by Intel of any Enlighten Licensed Deliverable, Intel has [___] in which to reject or accept the Enlighten Licensed Deliverable. During this period, Intel will evaluate the Enlighten Licensed Deliverable and test it against the relevant Statement of Work, warranty or specifications, if any. In the case of Updates, Intel's acceptance remains in Intel's sole discretion. Any testing or acceptance of a Enlighten Licensed Deliverable by Intel, however, shall not constitute a waiver of any right should Intel later discover any defect, variation, nonconformity or breach with respect to such Enlighten Licensed Deliverable, and neither shall any testing or acceptance by Intel prejudice any other Intel right or Enlighten obligation hereunder, including those under indemnification as discussed in Exhibit A, Section 7.

        B. Initial Acceptance: If Intel accepts the Enlighten Licensed Deliverable, it will promptly notify Enlighten of its acceptance. If Intel fails to accept or reject the



                         INTEL / ENLIGHTEN CONFIDENTIAL

                Enlighten Deliverable within [___], the Enlighten Licensed Deliverable is deemed accepted.

        C. Initial Rejection: If Intel, for any reason, rejects any Enlighten Licensed Deliverable, its rejection must be in writing and must specify the nature of the defect.


        D. Intent To Correct: If Intel provides Enlighten with written notice of rejection, Enlighten must respond to Intel within [___] of receiving that notice by communicating its intent to correct the Enlighten Deliverable. If Enlighten fails to indicate such intent, Enlighten will be deemed to be in breach of the Agreement.

        E. Acceptance Criteria: In order to qualify for acceptance, Enlighten must provide the Licensed Deliverables according to the criteria defined below and any other requirements contained in SOW.

                1. No known Critical or Important problems remain unresolved;

                2. A list of any known Minor problems with an action plan in place to resolve them; and

                3. The Licensed Deliverables are demonstrated to Intel representatives to illustrate high quality per the functionality of the SOW

        F. Enlighten's Cure: After providing notice to Intel of its intent to correct the rejected Enlighten Deliverable, Enlighten has [___] from the date of its receipt of Intel's notice of initial rejection to correct the Enlighten Licensed Deliverable and to submit the corrected version to Intel for acceptance under the provisions set forth in this Exhibit D, Section 6. Any resubmission of a Enlighten Licensed Deliverable by Enlighten must be made in good faith and must evidence substantial directed efforts to correct Intel's identified basis of the defect.

        G. Enlighten's Failure To Cure: If at the end of the [___] period, Enlighten has failed to cure the defect in the Enlighten Licensed Deliverables and has failed to show reasonable effort to cure or has failed to secure an executed modification of the Statement of Work from Intel, warranty or specification for that Enlighten Licensed Deliverable, Intel, at its sole discretion, may terminate this Agreement under the provisions of Exhibit A,
                Section 8 or may send Intel engineering personnel to Enlighten where Enlighten shall provide such Intel personnel with access to the Licensed Deliverable Source Code to assist Enlighten with its efforts to cure the defect. If Intel accesses the Source Code, then Intel will receive the Source Code License described in Exhibit A, Section 2, including the Object Code distribution rights to the Derivative Work which was the subject of the Statement of Work, warranty or specification. In such event, Intel must complete a substantial majority of the work described in the Statement of Work, warranty or specification. If Intel fails to complete a substantial majority of work, then Intel shall receive no license to Enlighten's Intellectual Property Rights in the Enlighten Deliverables from which the Derivative Work was created.



                         INTEL / ENLIGHTEN CONFIDENTIAL

                                   EXHIBIT "E"

                           CERTIFICATE OF ORIGINALITY



This questionnaire must be completed by the company official furnishing a software material (program product or offering and related documentation, or other software material) for Intel.

One questionnaire can cover one complete product, even if that product includes multiple modules. However, a separate questionnaire must be completed for the code and another for its related documentation (if any).

Please do not leave any questions blank. Write "not applicable" or "N/A" if a question is not relevant to the furnished software material.

1. Name of the software material (provide complete identification, including version, release and modification numbers for programs and documentation):
        ________________________________________________________________________
        ________________________________________________________________________
        ________________________________________________________________________

2. Was the software material or any portion thereof written by any Party other than Enlighten, or Enlighten's employees working within their job assignment?

                Yes  X     No
                    ---       ---

                If yes, provide the following information:

        (a) Indicate if the whole software material or only a portion thereof was written by such Party, and identify such portion:
                [___]

        (b)     Specify for each involved Party:

                [___]

                (iv) If the Party is a company, how did it acquire title to the software material (e.g., software material was written by company's employees as part of their job assignment)?

                        In both instances the products were developed by the company's employees within the scope of their employment with each respective company.

                (v) If the Party is an individual, did s/he create the software material while employed by or under contractual relationship with another Party?

                        Yes      No  X
                           -----   -----


                        If Yes, provide name and address of the other Party and explain the nature of the obligations: N/A

        (c) How did Enlighten acquire title to the software material written by the other Party?

                   Both parties were acquired for a combination of cash and royalties based upon product revenue. As of this writing, both parties have been fully paid for the




                           1       Intel Confidential
                products and there are no future commitments for royalties or any other remuneration to either party.


3. Was the software material or any portion thereof derived from any third party's pre-existing materials?

        Yes      No  X
           -----   -----


        If yes, provide the following information for each of the pre-existing materials:

        (a)     Name of the materials:

                        N/A
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------

        (b)     Owner:

                        N/A
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------

        (c) How did Enlighten get the right to use the pre-existing material(s)?

                        N/A
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------

4. Identify below, or in an attachment, any other circumstances which might affect Intel's ability to reproduce and market this software product, including:

        (a)     Confidentiality or trade secrecy of pre-existing materials:

                        N/A
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------

        (b)     Known or possible royalty obligations to others:

                        N/A
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------

        (c) Pre-existing materials developed for another Party or customer (including government) where Enlighten may not have retained full rights to the material:

                        N/A
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------

        (d) Materials acquired from a person or company possibly not having title to them:

                        N/A
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------

        (e)     Other circumstances:

                        N/A
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------



                         INTEL / ENLIGHTEN CONFIDENTIAL

COMPANY


--------------------------------
Signature


--------------------------------
Printed Name


--------------------------------
Title



--------------------------------
Date








                         INTEL / ENLIGHTEN CONFIDENTIAL

                                    EXHIBIT F
                                     [___]









                         INTEL / ENLIGHTEN CONFIDENTIAL

                                   EXHIBIT H

                             SOURCE CODE PROVISIONS


This Exhibit H is intended to be part of the Software License and Development Agreement between Enlighten and Intel ("Agreement"). Within thirty (30) days from the Effective Date of this Agreement, Enlighten and Intel shall execute the Escrow Agreement set forth below with Data Securities International, Inc. In the event of any conflict between the terms of the Escrow Agreement and those of the Agreement, those of the Agreement will control.

        THIS AGREEMENT ("Escrow Agreement") is executed as of this _________ day of __________________, 1999 by and among Enlighten Software Solutions, Inc. ("Enlighten"), Intel Corporation ("Reseller"), and Data Securities International, Inc., ("Escrow Agent"), as Escrow Agent. The effective date of this Escrow Agreement shall be the date last signed below (the "Effective Date").

        WHEREAS Enlighten and Reseller have entered into a Software Development and License Agreement # 1308605 dated October 15, 1999 thereto (collectively, the "Agreement") pursuant to which Enlighten has licensed to Reseller the right to distribute certain Deliverables (as defined in the Agreement and referred to herein as the "Software") and related materials for a certain period of time;

WHEREAS the Agreement requires Enlighten and Reseller to enter into an Escrow Agreement with an escrow agent chosen by Enlighten which provides for Enlighten's deposit of one copy of the source code of Software (the "Source Code"), as modified from time to time in accordance with the terms of the Agreement. The Agreement provides that, under circumstances to be specified in this Escrow Agreement, Reseller may obtain the escrowed Source Code from the Escrow Agent solely for the purpose of making modifications, performing maintenance, providing support to end user customers, or making bug fixes, as applicable;

WHEREAS Enlighten wishes to insure that development, maintenance and support for Enlighten's Software, as modified from time to time in accordance with the terms of the Agreement are available upon the occurrence of an Escrow Event (as defined in the Agreement); and

WHEREAS Escrow Agent is in the business of providing third party software escrow protection by storing, retaining and allowing limited access to proprietary technology, related media and materials.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1.      DEPOSIT OF DOCUMENTATION



                         INTEL / ENLIGHTEN CONFIDENTIAL

        1.1 The term "Source Code" as used in this Escrow Agreement means the source code, in modifiable form, in human readable format that will enable a third party programmer skilled in the art to be able to modify, maintain or enhance the Software without further assistance or references to other materials.

        1.2 Enlighten will place each new release of Software into an escrow account. Reseller's access to such source and object code will be allowed only after an Escrow Event has occurred. Cost of Software Escrow to be borne by Reseller.

        1.3 The term "Deposit" as used in this Escrow Agreement means the Source Code deposited with Escrow Agent by Enlighten pursuant to this Escrow Agreement.

2.      REVISIONS AND MAINTENANCE

2.1 Enlighten agrees to deposit with Escrow Agent a copy of all new versions of the Source Code prepared by Enlighten within forty-five (45) business days after such new versions are made available to the general public by Enlighten. Such revisions shall be deposited in a sealed package certified by an authorized officer of Enlighten to contain a complete copy of such new versions.

2.2 Escrow Agent shall acknowledge delivery of new versions hereunder by sending written acknowledgment thereof to both Enlighten and Reseller.

3.      STORAGE AND SECURITY

3.1 Escrow Agent shall act as custodian of the Deposit until the escrow is terminated pursuant to Section 11 ("Termination") of this Escrow Agreement. Escrow Agent shall establish, under its control, a secure receptacle for the purpose of storing the Deposit.

3.2 The Deposit shall remain the exclusive property of the Enlighten, subject only to the licenses provided in this Escrow Agreement.

3.3 Escrow Agent shall not divulge, disclose or otherwise make available the Deposit to any parties other than those persons duly authorized in writing by a competent officer of Enlighten, except as provided in this Escrow Agreement.

3.4 Escrow Agent shall not permit any person access to the Deposit except as may be necessary for Escrow Agent's authorized representatives to perform under this Escrow Agreement.

3.5 Access to the Deposit shall not be granted without compliance with all security and identification procedures instituted by Escrow Agent.



                         INTEL / ENLIGHTEN CONFIDENTIAL

3.6 Escrow Agent shall have no obligation or responsibility to verify or determine that the Deposit does, in fact, consist of those items which Enlighten is obligated to deliver, under any agreement, and Escrow Agent shall bear no responsibility whatsoever to determine the existence, relevance, completeness, currency, or accuracy of the Deposit.

3.7 Escrow Agent's sole responsibility shall be to accept, store and deliver the Deposit, in accordance with the terms and conditions of this Escrow Agreement.

3.8 If any of the Deposit shall be attached, garnished or levied upon pursuant to an order of court, or the delivery thereof shall be stayed or enjoined by an order of court, or any other order, judgment or decree shall be made or entered by any court affecting the relevant Deposit or any portion thereof, Escrow Agent is hereby expressly authorized in its sole discretion to obey and comply with all orders, judgments or decrees so entered or issued by any court, without the necessity of inquiring whether such court had jurisdiction, and in case Escrow Agent obeys or complies with any such order, judgment or decree, Escrow Agent shall not be liable to Enlighten or any third party by reason of such compliance, notwithstanding that such order, judgment or decree may subsequently be reversed, modified or vacated.

4.      RELEASE OF DEPOSIT

4.1 Upon the occurrence of any Escrow Event, Reseller may deliver to Escrow Agent a written notice of such Escrow Event (a "Notice"), and Escrow Agent shall provide a copy of such Notice to Enlighten within one (1) business day of receipt from Reseller. Unless Enlighten shall have provided Contrary Instructions (as defined below) to Escrow Agent within five (5) business days after receipt of Escrow Agent's notice, the relevant Deposit shall be delivered to Reseller by Escrow Agent within the next five (5) business days following the end of such five (5) business day period. Such delivery of the Source Code will terminate all duties and obligations of Escrow Agent to Enlighten and Reseller with respect to the Source Code so delivered; provided that if Enlighten cures the Escrow Event to the reasonable satisfaction of Reseller within sixty (60) days of the occurrence of the Escrow Event, then Reseller shall return the Source Code to Escrow Agent for retention under this Agreement, and Reseller shall have no further right to use such Source Code unless and until the occurrence of a subsequent Escrow Event.

4.2 "Contrary Instructions" for the purposes of this Escrow Agreement means a notarized affidavit executed by an official of Enlighten stating that the Escrow Event or Escrow Events specified in Reseller's Notice have not occurred, or have been cured.

4.3 Upon timely receipt of such Contrary Instructions, Escrow Agent shall not release the Deposit, but shall continue to store the Deposit until otherwise directed by Reseller and Enlighten jointly, or until resolution of the dispute pursuant to Section 5 ("Dispute Resolution") of this Escrow Agreement, or by a court of competent jurisdiction.

5.      DISPUTE RESOLUTION



                         INTEL / ENLIGHTEN CONFIDENTIAL

        Enlighten and Reseller agree that if Contrary Instructions are timely given by Enlighten pursuant to Section 4 ("Release of Deposit") hereof, then Enlighten and Reseller shall submit their dispute regarding Reseller's Notice to arbitration by a single arbitrator who is a member of the American Arbitration Association, according to its rules and regulations then in effect. Such arbitration shall take place in San Mateo, California. The decision of the arbitrator shall be final and binding upon the parties and enforceable in any court of competent jurisdiction, and a copy of such decision shall be delivered immediately to Enlighten, Reseller and Escrow Agent. The parties shall use their best efforts to commence the arbitration proceeding within ten (10) business days following delivery of the Contrary Instructions. The sole question to be determined by the arbitrator shall be whether or not there existed an Escrow Event at the time Reseller delivered the Notice under Section 4 ("Release of Deposit"), and, if so, whether such Escrow Event has been cured. If the arbitrator finds that an uncured Escrow Event exists, Escrow Agent shall promptly deliver the Deposit to Reseller. Depositions may be taken and discovery obtained in any such arbitration proceedings in accordance with California Code of Civil Procedure ("CCP") Sections 1283.05 and 1283.1. All fees and charges by the American Arbitration Association and the reasonable attorneys' fees and costs incurred by the prevailing party in the arbitration shall be paid by the non prevailing party. Judgment upon the award rendered by the arbitrator(s) may be entered into any court having jurisdiction thereof. Notwithstanding the foregoing, either party shall have the right to obtain a preliminary judgment on any equitable claim in any court of competent jurisdiction, where such judgment is necessary to preserve property or proprietary rights under this Escrow Agreement. Such judgment shall remain effective as long as the terms of the judgment so provide or until specifically superseded by the action of the arbitrator(s) as provided above.

6.      BANKRUPTCY

        Enlighten and Reseller acknowledge that this Escrow Agreement is an "agreement supplementary to" the Agreement as provided in Section 365(n) of Title 11, United States Code (the "Bankruptcy Code"). Enlighten acknowledges that if Enlighten as a debtor in possession or a trustee in bankruptcy in a case under the Bankruptcy Code rejects the Agreement or this Escrow Agreement, Reseller may elect to retain its rights under the Agreement and this Escrow Agreement as provided in Section 365(n) of the Bankruptcy Code. Upon written request of the Reseller to Enlighten or the Bankruptcy Trustee, Enlighten or such Bankruptcy Trustee shall not interfere with the rights of Reseller as provided in the Agreement and this Escrow Agreement, including the right to obtain the Deposit from Escrow Agent.



                         INTEL / ENLIGHTEN CONFIDENTIAL

7.      ESCROW EVENTS

        The term "Escrow Event" as used in this Escrow Agreement means (i) a material breach by Enlighten of its support obligations under the Agreement (to the extent such breach entitles Reseller to impose a penalty pursuant to Exhibit D, Section 1A of the Agreement); (ii) Enlighten ceases to exist; or (iii) Enlighten becomes insolvent or files or has filed against it a petition in bankruptcy.

8.      INDEMNIFICATION

        Enlighten and Reseller jointly and severally agree to defend and indemnify Escrow Agent and to hold Escrow Agent harmless from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages, costs, charges, penalties, counsel fees, and any other expense of any other nature, including, without limitation, settlement costs incurred by Escrow Agent on account of any act or omission of Escrow Agent, in respect of or with regard to this Escrow Agreement, except insofar as such liabilities arise by reason of Escrow Agent's gross negligence or willful misconduct.

9.      LICENSE GRANT FOR USE OF SOURCE CODE; CONFIDENTIALITY

9.1     If, and only if, the Source Code is released to Reseller pursuant to
        Section 4 ("Release of Deposit") hereof, Enlighten hereby grants Reseller and its Personnel (as defined in the Agreement) the right to use such Deposit solely for the purpose of making and distributing error corrections, modifications, bug-fixes, and enhancements to the Software, and performing maintenance and providing support to the Software, for end user customers of Products (as defined in the Agreement) which include Software. Reseller agrees that Enlighten shall own any such error corrections, modifications, bug-fixes, and enhancements to the Software created by Reseller in accordance with this Section 9.1, and Reseller hereby does and will assign all right, title and interest in such error corrections, modifications, bug-fixes, and enhancements to the Software to Enlighten. Reseller further agrees to provide Enlighten with a copy of each such error correction, modification, bug-fix, and enhancement to the Software in source code form within sixty (60) days of making such error correction, modification, bug-fix, or enhancement to the Software available to an end user customer.

9.2 Reseller acknowledges and agrees that, in the event that Reseller obtains the Source Code pursuant to the terms hereof, such Source Code will be deemed "Confidential Information" under the terms of Confidential Disclosure Agreement # __________dated ________ and Supplement # ____________ dated ________ thereto (collectively, the "CDA"), provided that, with respect to the Source Code, Reseller's obligation of confidentiality will extend for a period of five (5) years from the date Reseller obtains the Source Code.

9.3 The rights and obligations of this Section 9 ("License Grant for Use of Source Code; confidentiality") shall survive any termination or expiration of this Escrow Agreement.

10.     RECORDS



                         INTEL / ENLIGHTEN CONFIDENTIAL

        Escrow Agent agrees to keep complete written records of the activities undertaken and materials prepared and delivered to Escrow Agent pursuant to this Escrow Agreement. Enlighten and Reseller shall be entitled at reasonable times during normal business hours and upon reasonable notice to Escrow Agent during the term of this Escrow Agreement to inspect the records of Escrow Agent with respect to the Source Code. Enlighten shall be entitled upon reasonable notice to Escrow Agent and during normal business hours to inspect the facilities of Escrow Agent with respect to the physical status and condition of the Deposit.

11.     TERMINATION

11.1 This Escrow Agreement shall terminate two (2) years after termination of the Agreement. Upon such termination, except for termination as a result of rejection of the Agreement in a bankruptcy case of Enlighten, Escrow Agent shall return the Deposit to Enlighten after the payment of all costs, fees and expenses due Escrow Agent.

11.2 Reseller and Enlighten may terminate this Escrow Agreement by mutual written agreement, upon sixty (60) days written notice to Escrow Agent.

11.3    Escrow Agent reserves the right to resign as Escrow Agent upon sixty
        (60) days prior written notice to Enlighten and Reseller. Upon resignation, Escrow Agent shall return the Deposit to Enlighten only after having received payment of its fees and costs pursuant to Section 13 ("Fees") of this Escrow Agreement.

11.4 In the event that the sixty (60) day notice period in Section 11.3 elapses without Escrow Agent having received payment from either Enlighten or Reseller of the remaining fees due, Escrow Agent shall then have the option, without further notice to either party, to terminate the Escrow Agreement and to destroy the Deposit. If Escrow Agent receives payment of the remaining fees due, the party paying the Escrow Agent may arrange for a commercially recognized escrow agent to serve as a successor Escrow Agent for the remainder of the term of this Agreement, such escrow agent to agree in a signed writing to be bound by the terms and conditions of this Agreement.

12.     GOOD FAITH RELIANCE

        Escrow Agent may rely and act upon any instruction, instrument, or signature believed in good faith to be genuine, and may assume that any person purporting to give any writing, notice, respect, advice, or instruction in connection with or relating to this Escrow Agreement has been duly authorized to do so.


13.     FEES

13.1 In consideration of performing its functions as Escrow Agent, Escrow Agent shall be compensated by Supplier as set forth in Exhibit H-1 ("Fee Schedule"). The fees set forth in Exhibit H-1 ("Fee Schedule") will be billed annually by Escrow Agent to Supplier. Reseller and Supplier will equally share responsibility for and payment of any incremental expenses



                         INTEL / ENLIGHTEN CONFIDENTIAL
        which may arise pursuant to the terms and conditions of this Escrow Agreement.

13.2 The fees set forth in Exhibit H-1 ("Fee Schedule") are for Escrow Agent's ordinary services as Escrow Agent. In the event Escrow Agent is required to perform any additional or extraordinary services as a result of being Escrow Agent, including intervention in any litigation or proceeding, Escrow Agent shall receive reasonable compensation for such services and be reimbursed for such costs incurred, including reasonable attorneys' fees.

13.3 Escrow Agent shall be entitled to receive payment of all costs, fees and expenses due it, prior to release of the Deposit.

14.     ENTIRE AGREEMENT

        This Escrow Agreement, including the Exhibits hereto, constitutes the entire agreement among the parties regarding the subject matter hereof, and shall supersede all previous and contemporaneous communications, representations, understandings and agreement, either oral or written between the parties. This Escrow Agreement is intended to be and shall be treated as an agreement separate and distinct from the Agreement, the parties acknowledging that Reseller has no substantial performance obligation hereunder to Enlighten.

15.     NOTICE

        All notices required or permitted by this Escrow Agreement shall be sufficiently served by mailing the same by certified or registered mail, return receipt requested, to the parties at their respective addresses, as follows:

                (a)     Escrow Agent:
                        Data Securities International, Inc.
                        ATTN: Contract Administration
                        9555 Chesapeake Drive, Ste. 200
                        San Diego, CA 92123

                (b)     Intel Corporation
                        2200 Mission College Blvd.
                        Santa Clara, CA   95052
                        Attn: Corporate Counsel

                (c)     Enlighten Software Solutions, Inc.:
                        999 Baker Way, Fifth Floor
                        San Mateo, CA  94404
                        Ph. (650) 578-0700
                        Fx. (650) 524-0118



                         INTEL / ENLIGHTEN CONFIDENTIAL

16. COUNTERPARTS

        This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

17.     GOVERNING LAW

        This Escrow Agreement shall be governed by and construed according to the laws of the State of California, without regard to conflicts of laws principles.

18.     SEVERABILITY

        In the event any of the provisions of this Escrow Agreement shall be held by a court of competent jurisdiction to be contrary to any state or federal law, the remaining provisions of this Escrow Agreement will remain in full force and effect.

19.     HEADINGS

        The section headings in this Escrow Agreement do not form a part of it, but are for convenience only and shall not limit or affect the meaning of the provisions.





                         INTEL / ENLIGHTEN CONFIDENTIAL

IN WITNESS WHEREOF, the parties have executed this Escrow Agreement on the date last signed below.


for Enlighten Software Solutions, Inc.:




By:
   ------------------------------------------------

Name: David D. Parker
      ---------------------------------------------

Title: Chief Executive Officer, Enlighten Software
       --------------------------------------------


Date:          /       /  1999
       --------------------------------------------


for:



By:
   ------------------------------------------------

Name:
     ----------------------------------------------

Title:
      ---------------------------------------------

Date:              /              / 1999
      ---------------------------------------------


for Escrow Agent:
Data Securities, Inc.


By:
   ------------------------------------------------

Name:
     ----------------------------------------------

Title:
      ---------------------------------------------

Date:              /              / 1999
      ---------------------------------------------





                         INTEL / ENLIGHTEN CONFIDENTIAL
                                    Page 13